UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 5, 2010

AMERICAN PACIFIC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-8137	59-6490478
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3883 Howard Hughes Parkway, Suite 700, Las Vegas, Nevada	89169
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (702) 735-2200

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.
(a) Previous independent registered public accounting firm.
     On January 5, 2010, American Pacific Corporation (the “Registrant”) dismissed Deloitte & Touche LLP (“D&T”) as its independent registered public accounting firm. The decision to dismiss the Registrant’s independent registered public accounting firm was approved by the Audit Committee of the Board of Directors of the Registrant.
     The reports of D&T on the Registrant’s financial statements for the fiscal years ended September 30, 2009 and 2008 contained no adverse opinion or disclaimer of opinion, were not qualified or modified as to uncertainty, audit scope or accounting principles, and included an explanatory paragraph relating to the Registrant’s recent adoption of provision for uncertainty in income taxes.
     During the Registrant’s fiscal years ended September 30, 2009 and 2008, and through January 5, 2010, there have been no disagreements with D&T on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedure, which disagreements, if not resolved to the satisfaction of D&T, would have caused D&T to make reference thereto in its reports on the financial statements.
     During the Registrant’s fiscal years ended September 30, 2009 and 2008, and through January 5, 2010, there have been no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K except, as disclosed in the Registrant’s Form 10-K for the fiscal year ended September 30, 2009, management identified, subsequent to the fiscal year ended September 30, 2009, a material weakness in the design and operating effectiveness of the Registrant’s internal control over financial reporting due to inadequate controls for non-routine transactions. In particular, the Registrant did not have appropriate internal controls at its Fine Chemicals segment specific to the recognition of revenue related to the identification and communication of non-standard transactions. The controls then in place were not adequate to identify and evaluate the appropriate accounting treatment for revenue transactions with non-standard terms or that contained terms beyond those stated in the customer’s written contract or purchase order. As a result of the identification of this material weakness, corporate personnel performed additional analysis and post-closing procedures in order to prepare the consolidated financial statements of the Registrant in accordance with generally accepted accounting principles in the United States of America.
     The Registrant has requested that D&T furnish the Registrant with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of the letter from D&T, dated January 8, 2010, is filed as Exhibit 16.1 to this Form 8-K.
New independent registered public accounting firm.
The Registrant has engaged BDO Seidman, LLP (“BDO”) as its new independent registered public accounting firm as of January 8, 2010. During the fiscal years ended September 30, 2009 and 2008, and through January 8, 2010, the Registrant did not consult with BDO regarding any of the matters described in Item 304(a)(2)(i) and (ii) of Regulation S-K.
Item 9.01: Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
16.1	Letter, dated January 8, 2010, from Deloitte & Touche LLP.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Pacific Corporation

Date: January 8, 2010	By:	/s/ JOSEPH CARLEONE
Joseph Carleone, PH.D.
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
16.1	Letter, dated January 8, 2010, from Deloitte & Touche LLP.